CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information and to the use of our report dated April 3, 2008, in this Registration Statement (Form N-2 No. 333-148685 & 811-22171) of UBS Enso Fund.

New York, New York

April 3, 2008